UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

EarthFirst Technologies, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-23897	59-3462501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 E Hanna Avenue, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (813)-238-5010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the Company’s annual report on Form 10-KSB for the year ended December 31, 2005, through correspondence with the Securities and Exchange Commission and discussions with its independent registered public accounting firm, the Company on October 13, 2006, has concluded that the comparative data contained in our consolidated statements of operations and cash flows for the year ended December 31, 2004 should no longer be relied upon and an amended Form 10KSB should be filed with the comparative data restated.

On January 1, 2005, the company sold its subsidiary, EMEGC, as reported in the notes to the financial statements. In accordance with SFAS 144, the prior period 2004 amounts relating to the operations and cash flows of the disposed unit are to be presented as discontinued operations for all periods presented, and not just the period of disposition.

Form 10KSB/A (Amendment No. 1) is being filed concurrently with the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EarthFirst Technologies, Incorporated
(Registrant)

Date October 18, 2006

/s/ John Stanton
John Stanton, Chief Executive Officer